                                   EXHIBIT 11


                 Statement Re Computation of Per Share Earnings


                                OHM CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS
                     (In Thousands, Except Per Share Data)


                                                          Three Months Ended
                                                              March 31,
                                                       -------------------------
                                                           1995         1994
                                                       -----------   -----------
PRIMARY:

  Average Shares Outstanding                              15,681       15,539
  Net effect of dilutive stock options and warrants--
     based on the treasury stock method                       24          663
                                                          ------       ------

          Total                                           15,705       16,202
                                                          ======       ======

  Net Income                                             $ 1,287      $   805
                                                          ======       ======

  Per Share Amount                                       $  0.08      $  0.05
                                                          ======       ======


FULLY DILUTED: (1)

  Average Shares Outstanding                              15,681       15,539
  Net effect of dilutive stock options and warrants--
     based on the treasury stock method                      250          733
                                                          ------       ------

          Total                                           15,931       16,272
                                                          ======       ======

  Net Income                                             $ 1,287      $   805
                                                          ======       ======

  Per Share Amount                                       $  0.08      $  0.05
                                                          ======       ======

(1) Fully dilutive effect of stock options and warrants on per share amounts for the three months ended March 31, 1995 and 1994, has not been presented in the statements of income since any reduction of less than 3% in the aggregate need not be considered as dilution.
